ROYALTY AGREEMENT

      This Royalty Agreement is entered into as of February 3, 2004 in Santa Ana, California by and between Hi-Tech Environmental Products, LLC, a Nevada limited liability company ("Hi-Tech") and VitroCo Materials, LLC, a Nevada limited liability company ("VitroCo") with reference to the following facts:

      A. Enviro Investment Group, LLC, a Nevada limited liability company ("EIG") and Hi-Tech entered into that certain Second Amended and Restated Agreement dated as of March 16, 2001, which was subsequently amended by a First Amendment dated December 31, 2001, a Second Amendment dated December 31, 2002 and a Third Amendment dated February 3, 2004 (collectively, the "EIG Agreement").

      B. Red Rock Canyon Mineral, LLC, a California limited liability company ("Red Rock") and Hi-Tech entered into that certain Agreement dated as of April 5, 2002, as amended by a First Amendment dated February 3, 2004 (collectively, the "Red Rock Agreement").

      C. Valley Springs Mineral, LLC, a California limited liability company ("Valley Springs") and Hi-Tech entered into that certain Agreement dated as of April 5, 2002, as amended by a First Amendment dated as of February 3, 2004 (collectively, the "Valley Springs Agreement"). The acquisition of an interest in the Valley Springs property by Valley Springs has not been completed, and entitlements have not been obtained to mine Mineral from the Valley Springs property

      D. The EIG Agreement, the Red Rock Agreement and the Valley Springs Agreement are collectively referred to as the "Agreements". The real properties which are the subject of each of the Agreements are collectively referred to herein as the "Properties". Capitalized terms which are not defined herein are used as they are defined in the Agreements. In the case of any conflict between this Royalty Agreement and the Agreements, the terms of this Royalty Agreement shall control.

      E. Hi-Tech desires to assign all of its rights and obligations under the Agreements to VitroCo, and VitroCo desires to assume all of the obligations of Hi-Tech under the Agreements.

      Now, therefore, in consideration of the foregoing, and other consideration actually received, the parties hereto agree as follows:

      1. Assignment and Assumption. Hi-Tech hereby assigns to VitroCo all of its rights and obligations under the Agreements, including without limitation all its right, title and interest in and to the Mineral mined and sold from the Properties, and VitroCo hereby agrees to accept, receive and assume same. Attached hereto as Exhibit A is the form of the Assignment and Assumption Agreement. It shall be a condition to this Agreement that all signatories to the Assignment and Assumption Agreement execute same.

      2. Closing. The assignment and assumption of the Agreements shall occur as of the date that the Assignment and Assumption Agreement is signed by all parties, but in no event later than February 3, 2004 ("Closing Date"). If the transaction has not closed by the Closing Date, then either party can terminate this Royalty Agreement by written notice to the other party.


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      3. As is and Where is Sale. VITROCO ACKNOWLEDGES AND AGREES THAT THE
TRANSACTION CONTEMPLATED HEREBY SHALL BE AS IS, WHERE IS WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, FREEDOM FROM REDHIBITORY VICES OR DEFECTS, AND THAT ANY AND ALL INFORMATION THAT VITROCO HAS RECEIVED OR MAY RECEIVE FROM HI-TECH OR ITS MANAGERS, MEMBERS, OFFICERS, EMPLOYEES, CONSULTANTS OR AGENTS ("HI-TECH'S AGENTS") IS AND SHALL BE FURNISHED TO VITROCO WITHOUT WARRANTY OR REPRESENTATION BY HI-TECH OF ANY KIND, AND FURTHER THAT SUCH INFORMATION HAS AND WILL BE ACCEPTED BY VITROCO ON THE EXPRESS CONDITION THAT VITROCO SHALL MAKE ITS OWN INDEPENDENT VERIFICATION OF THE ACCURACY AND COMPLETENESS THEREOF. NEITHER VITROCO NOR ITS SUCCESSORS OR ASSIGNS SHALL ASSERT OR SEEK TO IMPOSE ANY CLAIM, LIABILITY, OR OBLIGATION ON HI-TECH ARISING OUT OF ANY INACCURACY OR INCOMPLETENESS OF ANY INFORMATION FURNISHED TO VITROCO BY HI-TECH OR HI-TECH'S AGENTS, AND VITROCO, ITS SUCCESSORS AND ASSIGNS DO HEREBY RELINQUISH AND WAIVE ALL SUCH CLAIMS, LIABILITIES AND OBLIGATIONS. NO PERSON ACTING ON BEHALF OF HI-TECH IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF VITROCO ACKNOWLEDGES THAT NO SUCH PERSON HAS MADE, TO VITROCO ANY REPRESENTATION, WARRANTY, GUARANTEE OR PROMISE, WHETHER ORAL OR WRITTEN, REGARDING THE AGREEMENTS OR ANY MATTERS RELATING TO THE AGREEMENTS OR TO THIS ROYALTY AGREEMENT OR THE SUBJECT MATTER HEREOF, EXCEPT AS EXPRESSLY SET FORTH IN THIS ROYALTY AGREEMENT, AND ANY SUCH REPRESENTATION, WARRANTY, GUARANTEE OR PROMISE HERETOFORE OR HEREAFTER MADE BY ANY PERSON WHICH IS NOT CONTAINED HEREIN SHALL NOT BE VALID OR BINDING UPON HI-TECH. VITROCO ACKNOWLEDGES THAT HI-TECH HAS EXPRESSLY DISCLAIMED AND MADE NO WARRANTIES AS TO MERCHANTABILITY OF THE UNDERLYING PROPERTIES, THE MINERALTHE MARKETABILITY THEREOF OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR USE. VITROCO REPRESENTS AND WARRANTS TO HI-TECH THAT VITROCO HAS MADE ITS OWN EXAMINATION, INSPECTION AND INVESTIGATION OF THE UNDERLYING PROPERTIES AND THE MINERAL WHICH IS THE SUBJECT MATTER THEREOF, AND ALL MATTERS AS IT DEEMS NECESSARY OR APPROPRIATE. VITROCO IS ENTERING INTO THIS ROYALTY AGREEMENT BASED UPON THE RESULTS OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY STATEMENT, REPRESENTATION OR AGREEMENTS OF HI-TECH NOT CONTAINED IN THIS ROYALTY AGREEMENT. VITROCO IS ENTERING INTO THIS ROYALTY AGREEMENT IN ITS "AS IS" AND "WHERE IS" CONDITION AND SUBJECT TO ANY AND ALL DEFECTS.

      4. Indemnity. VitroCo indemnifies, defends, protects and holds harmless Hi-Tech from any and all liabilities, losses, claims, demands and expenses (including attorneys' fees, court costs and litigation expenses) arising from or relating to the Agreements, the Mineral or the underlying real property (collectively, "Claim"), whether or not the Claim, or the underlying action or inaction giving rise to the Claim, occurred before or after the date of this Royalty Agreement.


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      5. Reservation of Royalty; Offset. Hi-Tech reserves and excepts unto itself, its successors and assigns a royalty equal to the sum of One Dollar ($1.00) per pound of Mineral purchased pursuant to the Agreements, or any subsequent agreement with an Affiliated Mineral Entity ("Royalty"). Payment to Hi-Tech of the Royalty by VitroCo, or its successors or assigns, shall be due and payable concurrently with the payments to EIG, Red Rock and/or Valley Springs pursuant to their respective Agreements, or to any Affiliated Mineral Entity pursuant to any subsequent agreement with an Affiliated Mineral Entity, including but not limited to payments which may be paid to EIG, Red Rock, Valley Springs (and/or an Affiliated Mineral Entity) to satisfy the Minimum Requirements, as defined in the Amendments to the Agreements.

      For the calendar years 2004 and 2005, if, on a monthly basis, VitroCo collects sales proceeds from any sale of Mineral (i.e., sales which occur in that month or which occurred in a prior month, but for which in either case collected sales proceeds are received in the current month), divided by the number of pounds of Mineral represented by those sales proceeds ("Average Collected Price"), and that resultant figure is less than Five Dollars and Twenty Five Cents ($5.25) per pound ("Target Price"), then the royalty shall equal the Average Collected Price divided by the Target Price, multiplied by One Dollar ($1.00) per pound, but in no event shall the computed royalty amount be less than Seventy Five Cents ($.75) per pound for any month.

      For each year after calendar year 2005, the Target Price shall increase in actual amount, as opposed to percentage, by the increase in the per pound price due EIG, Red Rock and Valley Springs under the respective Agreements.

      There shall be no netting of overage versus underage royalty payments from one month to the next, notwithstanding the fact that the royalty is paid on a quarterly basis.

      The Royalty due Hi-Tech shall not be reduced by any taxes, whether sales, use, ad valorum or otherwise, fees or other obligations, including royalties to third parties (all of which shall be the obligation of VitroCo), other than the payment by Hi-Tech's members of income tax, which shall be paid by Hi-Tech's members.

      6. Performance under Agreements. VitroCo agrees to fully perform all of the obligations under the Agreements in a timely manner.

      7. Default. VitroCo shall be in default under this Royalty Agreement ("Event of Default") if any of the following shall occur:

            a. The failure by VitroCo to perform any monetary obligation under this Royalty Agreement, which failure is not cured within fifteen (15) business days after receipt of written notice from Hi-Tech;

            b. The failure by VitroCo to perform any non-monetary obligation under this Royalty Agreement, which failure is not cured within ten (10) business days after receipt of written notice from Hi-Tech, except that if such non-monetary failure cannot be reasonably cured within such ten (10) business day period, VitroCo shall not be in default hereunder if it commences to cure such failure within the ten (10) business day period, and thereafter completes such cure with all due diligence;

            c. i) The making by VitroCo of any general arrangement or assignment for the benefit of creditors; (ii) VitroCo becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of petition filed against VitroCo, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of VitroCo's assets, where possession is not restored to VitroCo within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of VitroCo's assets, where such seizure is not discharged within sixty (60) days;


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      Upon an Event of Default, Hi-Tech shall have all rights and remedies available to it at law or in equity. Interest shall accrue on any unpaid sum at the maximum rate permitted by law. No previous waiver and no failure or delay by Hi-Tech in acting with respect to the terms of this Royalty Agreement, shall constitute a waiver of any breach, default, or failure of condition under this Royalty Agreement.

      8. Guaranty. This Agreement is further conditioned upon VitroTech Corporation guaranteeing all of the obligations of VitroCo under this Royalty Agreement. A copy of the Guaranty is attached hereto as Exhibit B.

      9. Memorandum. A Memorandum of this Agreement may be recorded in the official records. Each party agree to sign, acknowledge and deliver a Memorandum upon request of the other party.

      10. Miscellaneous. This Royalty Agreement shall be governed by the laws of the State of California. Venue for any action shall be in Orange County, California. This Royalty Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and representatives. This Royalty Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. Any modification to this Royalty Agreement shall be in writing and executed by each party hereto. If either party hereto commences proceedings to enforce the terms of this Royalty Agreement, the party that prevails in such proceeding shall be entitled to recover its reasonable attorneys' fees, court costs and litigation expenses. This Royalty Agreement may be executed in counterparts. Time is of the essence of this Royalty Agreement.


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      In witness whereof, this Royalty Agreement was entered into as of the date first written above.

HI-TECH:                                    VITROCO:

Hi-Tech Environmental Products, LLC,        VitroCo Materials, LLC,
a Nevada limited liability company          a Nevada limited liability company

By: _______________________                 By: Hi-Tech Environmental
                                            Products, its sole member/manager
Its:_______________________
                                            By:_____________________
                                           Its:_____________________

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                                    Exhibit A
                       Assignment and Assumption Agreement